Exhibit 99.1

The Blackstone Group Reports Second Quarter 2008 Earnings

•

Economic Net Income for the Second Quarter 2008 totaled $99.9 million as compared to a loss of $(93.6) million in the first quarter of 2008. GAAP Net Loss of $(185.5) million reflected net transaction related costs of $858.7 million offset by Non-Controlling Interests of $573.3 million.

•	Record Assets Under Management of $119.41 billion, a 30% increase from $91.77 billion a year ago and up from $113.53 billion at March 31, 2008.

•	Blackstone declares a quarterly distribution of $0.30 per common unit and reaffirms priority distributions to public common unitholders of $1.20 per year through 2009, to be paid quarterly.

New York, August 6, 2008: The Blackstone Group L.P. (NYSE: BX) today reported its second quarter 2008 results. For the quarter ended June 30, 2008, Total Net Reportable Segment Revenues were $376.2 million as compared to $32.3 million in this year’s first quarter. Total Pro Forma Adjusted Reportable Segment Revenues were $982.8 million in the second quarter of 2007. The year over year change was largely driven by lower Performance Fees and Allocations and lower Transaction Fees which were offset by higher Base Management Fees across all asset management segments. For the six months ended June 30, 2008, Total Net Reportable Segment Revenues were $408.5 million as compared to Total Pro Forma Adjusted Reportable Segment Revenues of $2.21 billion for the same period in 2007.

Economic Net Income for the second quarter of 2008 totaled $99.9 million as compared to a loss of $(93.6) million in this year’s first quarter and Pro Forma Adjusted Economic Net Income of $735.6 million for the second quarter of 2007. Economic Net Income for the six months ended June 30, 2008 was $6.4 million as compared to Pro Forma Adjusted Economic Net Income of $1.69 billion for the six months ended June 30, 2007. Declines in all business segments drove the year-over-year decrease in both revenues and Economic Net Income.

A significant amount of equity interests held by senior managing directors and other employees is subject to future vesting, minimum retained ownership interests and transfer restrictions. As a result of the future vesting, Blackstone has and will continue to show significant compensation charges associated with these equity interests over their respective service periods. These as well as certain other transactional charges, which arose in 2007 in connection with the reorganization, the initial public offering and subsequent corporate actions including acquisitions, are likely to result in GAAP net losses for the next five years depending upon the applicable service periods or useful lives.

GAAP results for the second quarter of 2008 included Revenues of $353.7 million, Other Income of $189.7 million and Loss Before Benefit for Taxes of $(185.5) million. For the second quarter of 2007, Revenues were $952.1 million, Other Income was $2.36 billion and Income Before Benefit for Taxes totaled $771.9 million.

The Blackstone Group® L.P. 345 Park Avenue New York, NY 10154 212 583-5000

GAAP results for the six months ended June 30, 2008 included Revenues of $422.2 million, Other Loss of $(26.0) million and Loss Before Benefit for Taxes of $(432.2) million. For the six months ended June 30, 2007, Revenues were $2.18 billion, Other Income was $5.40 billion and Income Before Provision for Taxes totaled $1.92 billion.

In connection with the initial public offering of the common units of The Blackstone Group L.P. (the publicly traded partnership), Blackstone effected a reorganization on June 18, 2007, which affects the comparison of the current year’s periods with those of the prior year’s. Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity. Accordingly, operating results for the 2007 periods presented are for the respective consolidated and combined entities.

Market conditions remained challenging during the second quarter of 2008 as global economic growth slowed and commodity prices soared. U.S. and European economic indicators continue to point to a slowdown in growth. Emerging economies, while still growing, have moderated. At the same time, the price of global commodities has risen. The economic backdrop challenged fixed income and equity markets, and volatility was high. Lenders continue to severely restrict commitments to new debt, limiting industry-wide leveraged acquisition activity levels in both corporate and real estate markets.

Stephen A. Schwarzman, Chairman and Chief Executive Officer said: “Slowing growth of world economies and volatile markets continue to present challenges as well as opportunities for our firm. We are sourcing an increasing number of attractive investment opportunities, some as a result of the market dislocation, and we committed $2.4 billion of new equity in private equity from April through July. We continue to see client asset inflows across our products and we are opportunistically hiring as we create new product offerings for our LPs. Our balance sheet remains strong and we are extremely well positioned in the current environment.”

SEGMENT REVIEW

For the second quarter of 2008, Total Net Reportable Segment Revenues increased to $376.2 million from $32.3 million in the first quarter of 2008. This compares to Total Pro Forma Adjusted Reportable Segment Revenues of $982.8 million for the second quarter of 2007. Revenue increases since the first quarter of 2008 were in the Corporate Private Equity and Marketable Alternative Asset Management segments offset by a decline in the Real Estate segment. Revenue declines in the second quarter of 2008 compared to the second quarter of 2007 were experienced by the Corporate Private Equity, Real Estate and Financial Advisory segments. Blackstone revenues include Performance Fees and Allocations that are determined and accounted for on a quarterly basis as if the net unrealized fair value of the managed funds’ investments were realized as of such date, although there is no intention to realize the overwhelming majority of such investments at the present time. Economic Net Income After Taxes increased to $165.6 million for the second quarter of 2008 versus a loss of $(66.5) million in the first quarter of 2008. This compares to Pro Forma Adjusted Economic Net Income After Taxes of $655.0 million for the second quarter of 2007.

For the six months ended June 30, 2008, Total Net Reportable Segment Revenues decreased to $408.5 million from Total Pro Forma Adjusted Reportable Segment Revenues of $2.21 billion for the six months ended June 30, 2007. Revenue declines were experienced by all four business segments — Corporate Private Equity, Real Estate, Marketable Alternative Asset Management and Financial

Advisory. Economic Net Income After Taxes was $99.1 million for the six months ended June 30, 2008 as compared to Pro Forma Adjusted Economic Net Income After Taxes of $1.49 billion for the six months ended June 30, 2007.

Net Cash Flow Provided by Operating Activities was $102.1 million for the three months ended June 30, 2008 as compared to $516.8 million for the comparable prior year period. Adjusted Cash Flow from Operations for the second quarter of 2008 was $161.5 million as compared to Pro Forma Adjusted Cash Flow from Operations of $668.3 million for the comparable prior period.

The table below details Blackstone’s Economic Net Income and Adjusted Cash Flow from Operations for the quarter and six months ended June 30, 2008 as compared to Blackstone’s Pro Forma Adjusted Economic Net Income for the comparable prior year periods. Economic Net Income Before Taxes includes unrealized gains/losses and compensation and compensation reductions related to those gains/losses but excludes transaction related charges.

	Three Months Ended June 30,		% Variance	Six Months Ended June 30,		% Variance
	2008	2007		2008	2007
		Pro Forma Adjusted			Pro Forma Adjusted
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Reportable Segments (a)	$99,925	$735,611	(86)%	$6,358	$1,693,390	(100)%
Provision (Benefit) for Income Taxes (b)	(65,717)	80,581	(182)%	(92,771)	199,885	(146)%

Economic Net Income After Taxes	$165,642	$655,030	(75)%	$99,129	$1,493,505	(93)%

Economic Net Income After Taxes per Adjusted Unit	$0.15	$0.58		$0.09	$1.33

Adjusted Cash Flow from Operations (a)	$161,525	$668,334		$157,123	$960,878

(a)	Reconciliations of Pro Forma Adjusted Economic Net Income, Total Reportable Segments to Economic Net Income, Total Reportable Segments and of Pro Forma Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities are presented in Exhibits 4 and 5, respectively, to this release.
(b)	Represents the implied provision (benefit) for income taxes calculated using the same methodology applied in calculating the tax provision (benefit) for The Blackstone Group L.P.

Corporate Private Equity

Corporate Private Equity had second quarter revenues of $92.4 million, as compared with revenues of $400.5 million for the second quarter of 2007. The greatest driver of change year over year was a reduction in Performance Fees and Allocations and Investment Income (Loss) and Other which offset an increase in Base Management Fees. The increase in Base Management Fees reflected growth in Weighted-Average Fee-Earning Assets Under Management.

Compensation expense was $40.3 million in the second quarter, down from $44.8 million for the second quarter of 2007. Other operating expenses rose to $20.9 million from $14.8 million, and remained in line with the previous three quarters.

Weighted-Average Fee-Earning Assets Under Management for the quarter totaled $25.08 billion compared with $23.48 billion in the second quarter of 2007.

LP Capital deployed totaled $775.9 million for the second quarter of 2008 reflecting several investments including acquisitions and add-ons to current fund investments.

Real Estate

For the quarter ended June 30, 2008, Real Estate had negative second quarter revenues of $(14.4) million, as compared with revenues of $315.1 million for the second quarter of 2007. The main driver of the decline year-over-year was a modest reduction in the net carrying value of the real estate managed funds, which is reflected in Performance Fees and Allocations and Investment Income (Loss). During the quarter ended June 30, 2007, the funds achieved a significant increase in the carrying value relating primarily to accretive sales within the segment’s real estate portfolio.

Base Management Fees increased in the second quarter 2008, reflecting higher Fee-Earning Assets Under Management. Blackstone announced the $10.9 billion closing of its Blackstone Real Estate Partners VI Fund on April 1, 2008. Transaction fees declined as a result of lower transaction volume in the quarter as compared with a year ago.

Weighted-Average Fee-Earning Assets Under Management for the quarter increased 25% or $3.88 billion to $19.17 billion.

LP capital deployed totaled $209.8 million for the quarter ended June 30, 2008 reflecting additional capital invested within the existing portfolio.

Marketable Alternative Asset Management (MAAM)

For the second quarter of 2008, MAAM generated revenues of $225.2 million, an increase of 34% from the second quarter of 2007. The second quarter 2008 marks the first quarter fully inclusive of GSO’s results of operations. In addition to the inclusion of GSO, the increase in revenues was largely driven by an increase in Base Management Fees, reflective of greater Fee-Earning Assets Under Management. Revenues from Performance Fees and Allocations declined modestly as positive performance was below that achieved in the second quarter of 2007. Investment Income and Other, which reflects Blackstone’s investment in its funds, increased year-over-year.

Weighted-Average Fee-Earning Assets Under Management for the quarter ended June 30, 2008 totaled $52.12 billion (including $10.06 billion relating to GSO) compared with $32.68 billion for the prior year period, a 59% increase. MAAM includes funds of hedge funds and proprietary hedge funds investing across several asset classes and geographies.

LP Capital Deployed totaled $808.9 million for the quarter ended June 30, 2008 primarily from activity in Blackstone’s credit liquidity funds.

Financial Advisory

Revenues decreased 26% to $72.9 million in the second quarter of 2008 compared to the same period in 2007. Revenues in Blackstone’s restructuring and reorganization advisory business increased year over year, while revenues in its fund placement business, Park Hill, and the corporate and mergers and acquisitions advisory business declined. The pipeline remains higher across all three businesses compared to the second quarter of 2007.

CAPITAL

For Economic Net Income purposes, the weighted-average fully diluted unit count for the three month and six month periods ended June 30, 2008 was 1,131 million units and 1,129 million units (the “Adjusted Units”), respectively. The total number of units used in calculating cash distributions was 1,101 million units for the six month period ended June 30, 2008.

DISTRIBUTION

The Blackstone Group L.P. is pleased to declare a quarterly distribution of $0.30 per common unit payable to record holders of common units at the close of business on August 29, 2008. This distribution will be paid on September 12, 2008. In addition, Blackstone reaffirms its intention to make priority distributions to its common unitholders of $1.20 per common unit per year through 2009, to be paid quarterly. These distribution amounts differ from Blackstone’s earnings/loss per unit.

# # #

Blackstone will host a conference call on August 6, 2008 at 11:00 a.m. EDT to discuss second quarter 2008 results. The conference call can be accessed by dialing (888) 713-4218 (U.S. domestic) and (617) 213-4870 (international) pass code 60801794. Additionally the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) pass code number 24559833, beginning approximately two hours after the event.

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 212 583 5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated and Combined Statements of Income

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended June 30,
	2008	2007	% Variance
Revenues
Management and Advisory Fees	$338,159	$341,694	(1)%
Performance Fees and Allocations	(13,722)	453,749	(103)%
Investment Income and Other (1)	29,215	156,685	(81)%

Total Revenues	353,652	952,128	(63)%

Expenses
Compensation and Benefits (1)	1,028,808	345,545	198%
Interest (1)	5,690	15,180	(63)%
General, Administrative and Other (1)	107,517	50,686	112%
Fund Expenses	21,793	65,557	(67)%

Total Expenses	1,163,808	476,968	144%

Other Income
Net Gains from Fund Investment Activities	189,678	2,360,343	(92)%

Income (Loss) Before Non-Controlling Interests in Income of Consolidated Entities and Provision (Benefit) for Taxes	(620,478)	2,835,503	(122)%
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(434,969)	2,063,561	(121)%

Income (Loss) Before Benefit for Taxes	(185,509)	771,942	(124)%
Benefit for Taxes	(28,978)	(2,409)	1103%

Net Income (Loss) (1)	$(156,531)	$774,351	(120)%

		June 19, 2007 through June 30, 2007
Net Loss Per Common Unit, Basic and Diluted	$(0.60)	$(0.20)

(1) Net transaction-related charges included above were:
Investment Income and Other	$8,031	$—

Compensation and Benefits	823,705	236,228
Interest	2,352	—
General, Administrative and Other	40,685	7,200

	866,742	243,428

	$858,711	$243,428

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated and Combined Statements of Income

(Dollars in Thousands, Except Per Unit Data)

	Six Months Ended June 30,
	2008	2007	% Variance
Revenues
Management and Advisory Fees	$647,568	$789,096	(18)%
Performance Fees and Allocations	(202,409)	1,116,247	(118)%
Investment Income and Other (1)	(22,984)	273,153	(108)%

Total Revenues	422,175	2,178,496	(81)%

Expenses
Compensation and Benefits (1)	2,005,955	424,752	372%
Interest (1)	8,433	26,302	(68)%
General, Administrative and Other (1)	202,738	78,819	157%
Fund Expenses	44,745	119,246	(62)%

Total Expenses	2,261,871	649,119	248%

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(25,958)	5,396,825	(100)%

Income (Loss) Before Non-Controlling Interests in Income (Loss) of Consolidated Entities and Provision (Benefit) for Taxes	(1,865,654)	6,926,202	(127)%
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(1,433,426)	5,008,215	(129)%

Income (Loss) Before Provision (Benefit) for Taxes	(432,228)	1,917,987	(123)%
Provision (Benefit) for Taxes	(24,704)	11,560	(314)%

Net Income (Loss) (1)	$(407,524)	$1,906,427	(121)%

		June 19, 2007 through June 30, 2007
Net Loss Per Common Unit, Basic and Diluted	$(1.57)	$(0.20)

(1) Net transaction-related charges included above were:
Investment Income and Other	$8,031	$—

Compensation and Benefits	1,742,676	236,228
Interest	2,352	—
General, Administrative and Other	74,213	7,200

	1,819,241	243,428

	$1,811,210	$243,428

THE BLACKSTONE GROUP L.P.

Exhibit 2. Consolidated Statements of Financial Condition

(Dollars in Thousands)

	June 30, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$217,660	$868,629
Cash Held by Blackstone Funds	79,426	163,696
Investments	7,195,586	7,145,156
Accounts Receivable	243,865	213,086
Due from Brokers	658,894	812,250
Investment Subscriptions Paid in Advance	54,999	36,698
Due from Affiliates	1,249,954	855,854
Intangible Assets, Net	1,206,450	604,681
Goodwill	1,689,976	1,597,474
Other Assets	148,100	99,366
Deferred Tax Assets	745,008	777,310

Total Assets	$13,489,918	$13,174,200

Liabilities and Partners’ Capital
Loans Payable	$378,056	$130,389
Amounts Due to Non-Controlling Interest Holders	734,802	269,901
Securities Sold, Not Yet Purchased	1,062,141	1,196,858
Due to Affiliates	1,040,911	831,609
Accrued Compensation and Benefits	291,443	188,997
Accounts Payable, Accrued Expenses and Other Liabilities	175,150	250,445

Total Liabilities	3,682,503	2,868,199

Commitments and Contingencies

Non-Controlling Interests in Consolidated Entities	5,806,592	6,079,156

Partners’ Capital
Partners’ Capital	3,999,764	4,226,500
Accumulated Other Comprehensive Income	1,059	345

Total Partners’ Capital	4,000,823	4,226,845

Total Liabilities and Partners’ Capital	$13,489,918	$13,174,200

THE BLACKSTONE GROUP L.P.

Exhibit 3. Condensed Consolidated and Combined Statements of Cash Flows

(Dollars in Thousands)

	Quarter Ended				Six Months Months Ended
	June 30, 2008	June 30, 2007	March 31, 2008	March 31, 2007	June 30, 2008	June 30, 2007
Operating Activities
Net Income (Loss)	$(156,531)	$774,351	$(250,993)	$1,132,076	$(407,524)	$1,906,427
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Net Cash Provided by (Used in) Operating Activities
Blackstone Funds Related:
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(556,261)	1,625,043	(788,477)	744,923	(1,344,738)	2,369,966
Net Realized (Gains) Losses on Investments	(118,555)	(2,424,334)	256	(1,050,641)	(118,299)	(3,474,975)
Changes in Unrealized (Gains) Losses on Investments Allocable to Blackstone Group	(7,770)	507,239	62,823	(520,424)	55,053	(13,185)
Non-Cash Performance Fees and Allocations	37,343	(483,101)	76,279	—	113,622	(483,101)
Equity-Based Compensation Expense	805,597	236,228	914,671	—	1,720,268	236,228
Intangible Amortization	40,685	7,200	33,528	—	74,213	7,200
Other Non-Cash Amounts Included in Net Income	5,102	17,782	3,845	(13,007)	8,947	4,775
Cash Flows Due to Changes in Operating Assets and Liabilities:	55,230	(342,933)	311,656	289,160	366,886	(53,773)
Blackstone Funds Related Investment Activity	(2,697)	599,372	(248,434)	(1,926,042)	(251,131)	(1,326,670)

Net Cash Provided by (Used in) Operating Activities	102,143	516,847	115,154	(1,343,955)	217,297	(827,108)

Investing Activities
Net Cash Provided by (Used in) Investing Activities	20,210	(34,742)	(388,918)	(3,068)	(368,708)	(37,810)

Financing Activities
Net Cash Provided by (Used in) Financing Activities	(577,272)	825,897	77,714	1,342,302	(499,558)	2,168,199

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(90)	(388)	90	1,027	—	639

Net Increase (Decrease) in Cash and Cash Equivalents	(455,009)	1,307,614	(195,960)	(3,694)	(650,969)	1,303,920
Cash and Cash Equivalents, Beginning of Period	672,669	125,749	868,629	129,443	868,629	129,443

Cash and Cash Equivalents, End of Period	$217,660	$1,433,363	$672,669	$125,749	$217,660	$1,433,363

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income, except for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007, for which periods Pro Forma Adjusted Economic Net Income is presented. Exhibit 4b includes the presentation of Economic Net Income for each of the periods for which Pro Forma Adjusted Economic Net Income is presented below.

	Quarter Ended								Quarter Ended		Six Months Ended June 30,
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	2008	2007
	Pro Forma Adjusted						Pro Forma Adjusted					Pro Forma Adjusted
Corporate Private Equity
Revenues
Management Fees
Base Management Fees	$58,861		$62,858		$66,389	$66,735	$254,843		$67,336	$66,967	$134,303	$121,719
Transaction and Other Fees *	9,128		56,044		48,711	64,188	178,071		10,837	19,161	29,998	65,172
Management Fee Offsets **	(8,231)		(12,634)		(20,892)	(23,278)	(65,035)		(8,410)	(15,232)	(23,642)	(20,865)

Total Management Fees	59,758		106,268		94,208	107,645	367,879		69,763	70,896	140,659	166,026

Performance Fees and Allocations	122,934	(a)	230,424	(a)	109,051	(124,460)	337,949	(a)	(163,430)	21,960	(141,470)	353,358
Investment Income (Loss) and Other	26,212	(a)	63,782	(a)	24,032	1,428	115,454	(a)	(23,050)	(408)	(23,458)	89,994

Total Segment Revenues	208,904		400,474		227,291	(15,387)	821,282		(116,717)	92,448	(24,269)	609,378

Expenses
Compensation and Benefits	33,383	(b)	44,782	(b)	56,319	(1,798)	132,686	(b)	(80,752)	40,283	(40,469)	78,165
Other Operating Expenses	8,778	(c)	14,793	(c)	22,798	23,603	69,972	(c)	22,200	20,880	43,080	23,571

Total Segment Expenses	42,161		59,575		79,117	21,805	202,658		(58,552)	61,163	2,611	101,736

Economic Net Income (Loss)	$166,743		$340,899		$148,174	$(37,192)	$618,624		$(58,165)	$31,285	$(26,880)	$507,642

Real Estate
Revenues
Management Fees
Base Management Fees	$37,450		$59,876		$70,964	$61,053	$229,343		$66,751	$67,977	$134,728	$97,326
Transaction and Other Fees *	209,451		19,748		14,540	108,400	352,139		11,795	6,854	18,649	229,199
Management Fee Offsets	—		(691)		(9,281)	(1,745)	(11,717)		(404)	(326)	(730)	(691)

Total Management Fees	246,901		78,933		76,223	167,708	569,765		78,142	74,505	152,647	325,834

Performance Fees and Allocations	457,360	(a)	152,681	(a)	28,479	(39,062)	599,458	(a)	(30,062)	(77,133)	(107,195)	610,041
Investment Income (Loss) and Other	62,511	(a)	83,501	(a)	4,398	(15,145)	135,265	(a)	(176)	(11,788)	(11,964)	146,012

Total Segment Revenues	766,772		315,115		109,100	113,501	1,304,488		47,904	(14,416)	33,488	1,081,887

Expenses
Compensation and Benefits	98,523	(b)	36,486	(b)	39,325	65,416	239,750	(b)	35,688	32,083	67,771	135,009
Other Operating Expenses	4,735	(c)	5,541	(c)	12,639	27,575	50,490	(c)	16,160	12,581	28,741	10,276

Total Segment Expenses	103,258		42,027		51,964	92,991	290,240		51,848	44,664	96,512	145,285

Economic Net Income (Loss)	$663,514		$273,088		$57,136	$20,510	$1,014,248		$(3,944)	$(59,080)	$(63,024)	$936,602

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily broken deal expenses.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering and as of January 1, 2007.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended		Six Months Ended June 30,
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	2008	2007
	Pro Forma Adjusted						Pro Forma Adjusted					Pro Forma Adjusted
Marketable Alternative Asset Management
Revenues
Management Fees
Base Management Fees	$61,097		$74,413		$87,999	$92,795	$316,304		$103,187	$127,449	$230,636	$135,510
Transaction and Other Fees *	1,871		1,189		1,694	1,876	6,630		1,128	2,884	4,012	3,060

Total Management Fees	62,968		75,602		89,693	94,671	322,934		104,315	130,333	234,648	138,570

Performance Fees and Allocations	68,061	(a)	61,906	(a)	2,522	24,094	156,583	(a)	5,058	45,027	50,085	129,967
Investment Income (Loss) and Other	25,259	(a)	31,138	(a)	32,658	59,423	148,478	(a)	(79,383)	49,885	(29,498)	56,397

Total Segment Revenues	156,288		168,646		124,873	178,188	627,995		29,990	225,245	255,235	324,934

Expenses
Compensation and Benefits	59,374	(b)	78,268	(b)	34,006	45,692	217,340	(b)	56,273	84,162	140,435	137,642
Other Operating Expenses	8,898	(c)	13,511	(c)	17,779	22,205	62,393	(c)	18,307	25,158	43,465	22,409

Total Segment Expenses	68,272		91,779		51,785	67,897	279,733		74,580	109,320	183,900	160,051

Economic Net Income (Loss)	$88,016		$76,867		$73,088	$110,291	$348,262		$(44,590)	$115,925	$71,335	$164,883

Financial Advisory
Revenues
Advisory Fees	$92,525		$97,518		$81,911	$88,330	$360,284		$68,563	$71,080	$139,643	$190,043
Investment Income and Other	1,684		1,034		2,354	2,302	7,374		2,597	1,826	4,423	2,718

Total Segment Revenues	94,209		98,552		84,265	90,632	367,658		71,160	72,906	144,066	192,761

Expenses
Compensation and Benefits	49,926	(b)	45,854	(b)	50,020	44,363	190,163	(b)	46,967	48,574	95,541	95,780
Other Operating Expenses	4,777	(c)	7,941	(c)	13,485	11,712	37,915	(c)	11,061	12,537	23,598	12,718

Total Segment Expenses	54,703		53,795		63,505	56,075	228,078		58,028	61,111	119,139	108,498

Economic Net Income	$39,506		$44,757		$20,760	$34,557	$139,580		$13,132	$11,795	$24,927	$84,263

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering and as of January 1, 2007.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended		Six Months Ended June 30,
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	2008	2007
	Pro Forma Adjusted						Pro Forma Adjusted					Pro Forma Adjusted
Economic Net Income Recap, Total Reportable Segments
Revenues
Management Fees
Base Management Fees	$157,408		$197,147		$225,352	$220,583	$800,490		$237,274	$262,393	$499,667	$354,555
Advisory Fees	92,525		97,518		81,911	88,330	360,284		68,563	71,080	139,643	190,043
Transaction and Other Fees *	220,450		76,981		64,945	174,464	536,840		23,760	28,899	52,659	297,431
Management Fee Offsets	(8,231)		(13,325)		(30,173)	(25,023)	(76,752)		(8,814)	(15,558)	(24,372)	(21,556)

Total Management Fees	462,152		358,321		342,035	458,354	1,620,862		320,783	346,814	667,597	820,473

Performance Fees and Allocations	648,355	(a)	445,011	(a)	140,052	(139,428)	1,093,990	(a)	(188,434)	(10,146)	(198,580)	1,093,366
Investment Income (Loss) and Other	115,666	(a)	179,455	(a)	63,442	48,008	406,571	(a)	(100,012)	39,515	(60,497)	295,121

Total Segment Revenues	1,226,173		982,787		545,529	366,934	3,121,423		32,337	376,183	408,520	2,208,960

Expenses
Compensation and Benefits	241,206	(b)	205,390	(b)	179,670	153,673	779,939	(b)	58,176	205,102	263,278	446,596
Other Operating Expenses	27,188	(c)	41,786	(c)	66,701	85,095	220,770	(c)	67,728	71,156	138,884	68,974

Total Segment Expenses	268,394		247,176		246,371	238,768	1,000,709		125,904	276,258	402,162	515,570

Total Economic Net Income (Loss)	$957,779		$735,611		$299,158	$128,166	$2,120,714		$(93,567)	$99,925	$6,358	$1,693,390

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering and as of January 1, 2007.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Economic Net Income

(Dollars in Thousands)

The table below details Blackstone’s Economic Net Income for each reportable segment for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007.

	Corporate Private Equity			Real Estate			Marketable Alternative Asset Management
	Quarter Ended		Year Ended	Quarter Ended		Year Ended	Quarter Ended		Year Ended
	March 31, 2007	June 30, 2007	December 31, 2007	March 31, 2007	June 30, 2007	December 31, 2007	March 31, 2007	June 30, 2007	December 31, 2007
Revenues
Management Fees
Base Management Fees	$58,861	$62,858	$254,843	$37,450	$59,876	$229,343	$61,097	$74,413	$316,304
Transaction and Other Fees	9,128	56,044	178,071	209,451	19,748	352,139	1,871	1,189	6,630
Management Fee Offsets	(8,231)	(12,634)	(65,035)	—	(691)	(11,717)	—	—	—

Total Management Fees	59,758	106,268	367,879	246,901	78,933	569,765	62,968	75,602	322,934

Performance Fees and Allocations	140,423	254,466	379,479	476,358	157,425	623,200	68,061	61,906	156,583
Investment Income and Other	27,096	65,415	117,971	63,472	83,853	136,578	25,261	31,138	148,479

Total Segment Revenues	227,277	426,149	865,329	786,731	320,211	1,329,543	156,290	168,646	627,996

Expenses
Compensation and Benefits	17,278	24,603	96,402	18,328	22,077	145,146	28,631	42,000	150,330
Other Operating Expenses	12,185	19,887	78,473	6,429	8,183	54,829	14,495	20,253	74,728

Total Segment Expenses	29,463	44,490	174,875	24,757	30,260	199,975	43,126	62,253	225,058

Economic Net Income	$197,814	$381,659	$690,454	$761,974	$289,951	$1,129,568	$113,164	$106,393	$402,938

	Financial Advisory			Recap, Total Reportable Segments
	Quarter Ended		Year Ended	Quarter Ended		Year Ended
	March 31, 2007	June 30, 2007	December 31, 2007	March 31, 2007	June 30, 2007	December 31, 2007
Revenues
Management Fees
Base Management Fees	$—	$—	$—	$157,408	$197,147	$800,490
Advisory Fees	92,525	97,518	360,284	92,525	97,518	360,284
Transaction and Other Fees	—	—	—	220,450	76,981	536,840
Management Fee Offsets	—	—	—	(8,231)	(13,325)	(76,752)

Total Management Fees	92,525	97,518	360,284	462,152	358,321	1,620,862
Performance Fees and Allocations	—	—	—	684,842	473,797	1,159,262
Investment Income and Other	1,684	1,034	7,374	117,513	181,440	410,402

Total Segment Revenues	94,209	98,552	367,658	1,264,507	1,013,558	3,190,526

Expenses
Compensation and Benefits	15,911	22,342	132,633	80,148	111,022	524,511
Other Operating Expenses	5,204	8,638	39,037	38,313	56,961	247,067

Total Segment Expenses	21,115	30,980	171,670	118,461	167,983	771,578

Economic Net Income	$73,094	$67,572	$195,988	$1,146,046	$845,575	$2,418,948

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Pro Forma Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities and of Economic Net Income Adjusted Units—Diluted to GAAP

Weighted-Average Common Units—Diluted

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Adjusted Cash Flow from Operations and Pro Forma Adjusted Cash Flow from Operations to Blackstone’s Net Cash Provided by (Used in) Operating Activities. Adjusted Cash Flow from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Cash Provided by (Used in) Operating Activities	$102,143	$516,847	$217,297	$(827,108)
Changes in Operating Assets and Liabilities	(55,230)	342,933	(366,886)	53,773
Blackstone Funds Related Investment Activities	2,697	(599,372)	251,131	1,326,670
Net Realized Gains on Investments	118,555	2,424,334	118,299	3,474,975
Non-Controlling Interests in Income of Consolidated Entities	556,261	(1,625,043)	1,344,738	(2,369,966)
Realized Gains—Blackstone Funds	44,089	120,448	20,235	97,855

Adjusted Cash Flow from Operations	768,515	1,180,147	1,584,814	1,756,199

		Pro Forma		Pro Forma
Adjusted Cash Flow from Operations	768,515	1,180,147	1,584,814	1,756,199
Cash Flow from Operations—Adjustments (a)
Elimination of Non-Contributed Entities (b)	—	(21,008)	—	(46,523)
Increase in Compensation Expense (c)	—	(94,369)	—	(255,426)
Interests Held by Blackstone Holdings Limited Partners (d)	(573,279)	(169,833)	(1,372,626)	(169,833)
Eliminate Interest Expense (e)	—	15,180	—	26,302
Realized Gains—Blackstone Funds	—	(193,094)	—	(195,817)
Incremental Cash Tax Effect (f)	(33,711)	(48,689)	(55,065)	(154,024)

Adjusted Cash Flow from Operations	$161,525	$668,334	$157,123	$960,878

(a)	Pro Forma Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and the initial public offering as if they were completed as of January 1, 2007. These pro forma adjustments are consistent with Rule 11.01 of Regulation S–X.
(b)	Represent adjustments to eliminate from Pro Forma Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.
(c)	Represent adjustments to reflect in Pro Forma Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization as well as vested carried interest for departed partners.
(d)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.
(e)	Represent adjustments to eliminate interest expense in Pro Forma Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.
(f)	Represent the provisions for and/or adjustments to income taxes that were calculated using the same methodology applied in calculating such amounts for the period after the reorganization.

The following table provides a reconciliation of Blackstone’s GAAP Weighted-Average Common Units—Diluted to Weighted-Average Economic Net Income Adjusted Units—Diluted.

	Three Months	Six Months	June 19, 2007
	Ended	Ended	through
	June 30, 2008	June 30, 2008	June 30, 2007
GAAP Weighted-Average Common Units Outstanding—Diluted	260,394,534	260,127,602	259,504,480
Adjustments:
Weighted-Average Partnership Units	836,010,555	833,995,410	827,516,625
Weighted-Average Unvested Deferred Restricted Common Units	34,559,729	34,995,854	34,230,122

Weighted-Average Economic Net Income Adjusted Units—Diluted	1,130,964,818	1,129,118,866	1,121,251,227

THE BLACKSTONE GROUP L.P.

Exhibit 6. Supplemental Metrics

(Dollars in Thousands)

	As of and for the Quarters Ended June 30,
	2008	2007	% Variance
Total Assets Under Management (End of Period)
Corporate Private Equity	$30,299,340	$31,758,025	(5)%
Real Estate	29,176,414	23,060,599	27%
MAAM	59,937,279	36,950,246	62%

	$119,413,033	$91,768,870	30%

Fee-Earning Assets Under Management (End of Period) (a)
Corporate Private Equity	$25,229,438	$23,611,474	7%
Real Estate	21,084,770	15,089,702	40%
MAAM	53,414,459	34,319,376	56%

	$99,728,667	$73,020,552	37%

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended) (a)
Corporate Private Equity	$25,076,359	$23,483,800	7%
Real Estate	19,171,496	15,294,258	25%
MAAM	52,123,029	32,680,550	59%

	$96,370,884	$71,458,608	35%

Limited Partner Capital Deployed (For the Quarter Ended)
Corporate Private Equity	$775,944	$1,603,508	(52)%
Real Estate	209,779	71,088	195%
MAAM (b)	808,875	55,318	1362%

	$1,794,598	$1,729,914	4%

Fund Level Unrealized Value (c) (End of Period)
Corporate Private Equity
Cost	$15,646,836	$10,972,121	43%

Unrealized Value	$17,355,494	$14,716,870	18%

Real Estate
Cost	$11,114,394	$6,650,861	67%

Unrealized Value	$15,038,501	$11,531,535	30%

MAAM (b)
Cost	$1,862,250	$611,530	205%

Unrealized Value	$2,002,163	$646,133	210%

(a)	Excludes unrealized values which Blackstone is entitled to receive in carried interest.
(b)	Limited Partner Capital Deployed and Fund Level Unrealized Value for the MAAM segment represent activity in Blackstone’s mezzanine and credit liquidity funds.
(c)	Cost and unrealized value represents the cost of those fund investments, including co-investments arranged by Blackstone, and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.